UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2008

CHINA EDUCATION ALLIANCE, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	000-52092	56-2012361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China	150090
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-451-8233-5794

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 2, 2008, our Chief Financial Officer, Chunqing Wang resigned.

On June 2, 2008, we appointed a new Chief Financial Officer, Susan Liu pursuant to an employment agreement dated June 2, 2008. The appointment was effective June 2, 2008. Ms. Liu will under a probation period from June 2, 2008 through August 31, 2008.

Ms. Liu, age 43,  graduated from the An Hui Finance and Trade University in 1985 with a Bachelor of Economics with a major in Business Accounting. She also obtained a Diploma from the English Language Institute, University of British Columbia in 2001.

Ms. Liu taught accounting at the Beijing No. 2 Commercial Bureau Adults College from July 1985 to July 1988. From July 1988 to April 1992, she worked at the Beijing-Olkaland Water Proof and Construction Material Company Limited as a cost accountant. She then joined Meadow Gold Investment Company Limited as a finance manager from May 1992 to June 1994. From July 1994 to January 1999, she was an investment manager/monitor with the CMG (China) Investment Management Limited and from February 1999 to February 2000, she was a financial analyst with Fortum Power and Heat Oy, Beijing Representative Office. More recently, she was the Finance Manager for Greater China for HyClone Biochemical China, Thermo-Fisher Scientific from June 2005 to November 2006, Chief Financial Officer for Hendrx Corp. from July 2007 to March 2008 and finally Chief Financial Officer for Entech Environment from April 2008 to present day.

There is no family relationship between Ms. Liu and any of our other officers and directors. Ms. Liu is not a director of any company. Except for the employment agreement described below, Ms. Liu has not had any transaction with us since the beginning of our last fiscal year.

Ms. Liu’s compensation as our Chief Financial Officer is set forth in an employment agreement between Ms. Liu and us dated June 2, 2008. Under that agreement, Ms. Liu is to receive compensation consisting of the following: (i) a monthly salary of CA$6,000, (ii) an annual bonus equivalent to one month’s salary, payable in December of each year, based on the monthly salary in effect on November 30 of that year, (iii) such benefits as are available to our other employees, and (iv) options to purchase a total of 10,000 shares of common stock of the Company, such options to vest monthly in equal installments commencing from June 2, 2008 through June 1, 2009.

Item 8.01.	Other Events

On June 4, 2008, the Company issued a press release annexed hereto as Exhibit 99.1 hereto.

The information in this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
99.1 Press Release, June 4, 2008, issued by China Education Alliance, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.

Dated: June 4, 2008	By:	/s/ Xiqun Yu
	Name:	Xiqun Yu
	Title:	Chief Executive Officer and President